UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2018

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)
1025 Laurel Oak Road, Voorhees, NJ 08043
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
Approved Settlement of New Jersey-American Water Company General Rate Case
On October 29, 2018, the New Jersey Board of Public Utilities (the “NJBPU”) issued an order approving a stipulation and settlement of a general rate case filed on September 15, 2017 by New Jersey-American Water Company, Inc. (“NJAWC”), a wholly owned subsidiary of American Water Works Company, Inc. The stipulation and settlement was entered among NJAWC, the staff of the NJBPU and the New Jersey Division of Rate Counsel. The order approves a $40 million annual increase in water and wastewater revenues, effective as of June 15, 2018, based on an authorized return on equity (“ROE”) of 9.6%, authorized rate base of $2.95 billion, a common equity ratio of 54% and a long-term debt ratio of 46%, compared to an authorized ROE of 9.75%, authorized rate base of $2.39 billion, common equity ratio of 52% and long-term debt ratio of 48%, as approved in NJAWC’s 2015 general rate case. The order also approves the inclusion of $35 million in distribution system improvement charges in base rates. Further, the order remands the regulatory treatment of acquisition adjustments to the NJBPU’s Office of Administrative Law for a separate proceeding, which NJAWC anticipates will be concluded in the first quarter of 2019. As part of the resolution of the general rate case, NJAWC customers will receive refunds for the amount of provisional rates implemented as of June 15, 2018 and collected that exceeds the final rate increase.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the timing and ability to resolve the remaining issues in NJAWC’s general rate case that have been remanded to the Office of Administrative Law, and the impacts of any such resolution on NJAWC. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2017, and in other filings with the SEC, and the additional risks, uncertainties, assumptions and limitations described herein.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or its subsidiaries’ businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors stated throughout this Current Report on Form 8-K should not be construed as exhaustive.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 29, 2018, issued by NJAWC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: October 29, 2018	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer